Press Release                            405 Lancaster Avenue
                                   Greer, South Carolina 29650
                                                (864) 879-1000


Contact:  Fred T. Grant, Jr.            For Immediate Release
          Senior Vice President - Finance    April 26, 2006


           RYAN'S ANNOUNCES FIRST QUARTER 2006 RESULTS
                     ______________________

     GREER,  SOUTH  CAROLINA  - - Ryan's Restaurant  Group,  Inc.

(NASDAQ:RYAN) reported first quarter 2006 results today.

     First  quarter  restaurant sales were $213,717,000  in  2006 compared to $209,639,000 for the comparable quarter in 2005.  Net earnings  for  the quarter amounted to $10,796,000  in  2006  and

$11,813,000 in 2005.  Earnings per share (diluted) amounted to 25 cents in 2006 compared to 28 cents in 2005.

     Commenting  on  the  quarter, Charles D.  Way,  CEO  of  the

Company,  said, "Our restaurants achieved good sales improvements during  the first quarter, with average weekly sales up 3.4%  and same-store sales up 1.7%.  These higher sales occurred  in  spite of  an  unfavorable mismatch in 2006 with the timing  of  Easter,

which  took place during the first quarter of 2005 but  falls  in the  second  quarter (April) of 2006.  In addition,  our  average weekly  sales during the quarter set a new first quarter  record.

Weekend breakfast was being served in 197 restaurants at the  end of  the quarter, and we continue to be pleased with this program.

We  are starting breakfast at about 20 restaurants per month  and plan to complete the roll-out by the end of the year."

     "Costs were well-controlled during the quarter, and, despite a  $1.7  million  increase in utility  costs,  we  saw  a  slight increase in store operating margin.  Our operations staff focused on  strong  food  and  hourly payroll controls,  resulting  in  a combined  60 basis point decrease in these costs as a percent  of

sales.    We   also  incurred  lower  pre-opening,  repairs   and

maintenance  and general liability insurance costs.   These  cost

decreases  were  very important to the quarter's results  because they  effectively  offset a 90 basis point  increase  in  utility costs."

     "Other  notable first quarter items include a $516,000  pre-

tax  charge for stock option compensation, resulting from a newly effective  accounting rule and largely included  in  general  and administrative expenses, and a 2.9% increase in our effective tax rate  due to higher state income taxes and the expiration of  the

federal  Work Opportunity Tax Credit ("WOTC") program.   Although

Congress is considering the extension of the WOTC program and  we expect  the  extension to occur, we can only  recognize  expected

future   WOTC   benefits   when   the   program   is   officially

reimplemented.   In 2005, credits from the WOTC  program  reduced

our income taxes by approximately $700,000."

     "We  opened  two  new restaurants and closed four  locations during  the quarter.  We also re-opened two other restaurants  in the  New  Orleans metro area that closed as a result of Hurricane

Katrina.   Our current plans call for two new restaurants  during

the  second  half of the year.  This reduced level of  new  store activity  is  consistent with our previously disclosed  plans  to reduce  capital  expenditures in 2006  and  apply  the  resulting excess cash to debt reduction.  Although our balance sheets  only indicate  a $1.5 million debt reduction during the first quarter,

we repaid $13.3 million in debt on March 30 (the first day of our second  fiscal  quarter)  and expect  to  see  other  significant repayments  during the second quarter.  Finally, we  continue  to see  good  results  from the two cost-effective  display  cooking conversions that were completed in October 2005 and January 2006.

We  believe  that  future similar conversions will  cost  between

$100,000  and $350,000, depending on the layout and  age  of  the restaurant,  and  we  currently  plan  to  convert  another  five locations  during  the first half of 2006 as we further  evaluate and adjust this program."

     At  March  29,  2006,  the Company owned  and  operated  337 restaurants.

     In  connection  with this press release, members  of  Ryan's executive  management  will be holding  a  conference  call  with

investment  analysts  today at 4:00 p.m.  EDT.   The  public  can

listen to a live webcast of this call by logging on to the web at

www.ryans.com and following the appropriate links.

     Certain matters discussed in this press release are forward-

looking  statements within the meaning of the federal  securities laws  and are subject to uncertainties and risks, including,  but not  limited to, general economic conditions, including  consumer

confidence   levels;  competition;  developments  affecting   the

public's  perception  of  buffet-style restaurants;  real  estate availability;  food  and  labor  supply  costs;  food  and  labor availability; an adverse food safety event; weather fluctuations;

interest  rate  fluctuations; stock market conditions;  political environment  (including acts of terrorism and  wars);  and  other such  risks described from time to time in the Company's  reports filed with the Securities and Exchange Commission.

                  RYAN'S RESTAURANT GROUP, INC.
               CONSOLIDATED STATEMENTS OF EARNINGS
                           (Unaudited)


                                       Quarter Ended
                                 March 29,      March 30,
                                   2006           2005
Restaurant sales              $213,717,000    209,639,000

Cost of sales:
 Food and beverage              73,512,000     72,613,000
 Payroll and benefits           68,166,000     67,991,000
 Depreciation                    8,458,000      8,285,000
 Impairment charges                244,000        167,000
 Other restaurant expenses      33,474,000     31,521,000
     Total cost of sales       183,854,000    180,577,000

General and administrative
  expenses                      11,465,000     10,470,000
Interest expense                 2,399,000      2,360,000
Royalties from franchised
  restaurants                         -          (174,000)
Other income, net                 (829,000)    (1,200,000)
Earnings before income taxes    16,828,000     17,606,000
Income taxes                     6,032,000      5,793,000

     Net earnings              $10,796,000     11,813,000

Net earnings per common share:
 Basic                           $     .26            .28
 Diluted                               .25            .28

Weighted-average shares:
 Basic                          42,153,000     41,938,000
 Diluted                        42,576,000     42,634,000


                  RYAN'S RESTAURANT GROUP, INC.

                   CONSOLIDATED BALANCE SHEETS


                                  March 29,  December 28,
                                     2006        2005
ASSETS                           (Unaudited)
Current assets:
 Cash and cash equivalents    $ 33,770,000    5,120,000
 Receivables                     5,198,000    5,007,000
 Inventories                     5,856,000    5,176,000
 Prepaid expenses                1,042,000      985,000
 Deferred income taxes           7,951,000    7,417,000
  Total current assets          53,817,000   23,705,000
Property and equipment:
 Land and improvements         169,247,000  170,424,000
 Buildings                     510,610,000  513,932,000
 Equipment                     284,733,000  287,581,000
 Construction in progress       15,130,000   23,405,000
                               979,720,000  995,342,000
 Less accumulated depreciation 318,747,000  323,012,000
  Net property and equipment   660,973,000  672,330,000
Other assets                    11,102,000   10,793,000
  Total assets                $725,892,000  706,828,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                7,834,000    6,468,000
 Current portion of long-term
   debt                         18,750,000   18,750,000
 Income taxes payable            8,493,000    4,118,000
 Accrued liabilities            49,469,000   46,691,000
  Total current liabilities     84,546,000   76,027,000
Long-term debt                 153,050,000  154,500,000
Deferred income taxes           46,936,000   46,768,000
Other long-term liabilities      5,878,000    5,899,000
  Total liabilities            290,410,000  283,194,000

Shareholders' equity:
 Common stock of $1.00
   par value; authorized
   100,000,000 shares; issued
   42,182,000 shares in 2006
   and 42,122,000 shares
   in 2005                      42,182,000   42,122,000
 Additional paid-in capital      6,286,000    5,294,000
 Retained earnings             387,014,000  376,218,000
  Total shareholders' equity   435,482,000  423,634,000
Commitments and contingencies
  Total liabilities and
    shareholders' equity      $725,892,000  706,828,000

                  RYAN'S RESTAURANT GROUP, INC.

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited)


                                     Three Months Ended
                                  March 29,     March 30,
                                     2006          2005
Cash flows from operating
  activities:
 Net earnings                  $10,796,000     11,813,000
 Adjustments to reconcile net
   earnings to net cash
   provided by operating
   activities:
   Depreciation and
     amortization                8,929,000      8,763,000
   Impairment charges              244,000        167,000
   Gain on sale of property
     and equipment              (1,253,000)      (629,000)
   Stock option compensation       516,000            -
   Deferred income taxes          (366,000)       196,000
   Decrease (increase) in:
     Receivables                  (191,000)       595,000
     Inventories                  (680,000)    (1,165,000)
     Prepaid expenses              (57,000)        79,000
     Other assets                 (363,000)      (237,000)
   Increase (decrease) in:
     Accounts payable            1,366,000      3,474,000
     Income taxes payable        4,375,000      5,079,000
     Accrued liabilities         2,778,000        738,000
     Other long-term liabilities   (21,000)       268,000
Net cash provided by operating
  activities                    26,073,000     29,141,000

Cash flows from investing
  activities:
 Proceeds from sale of property
   and equipment                 8,884,000      1,955,000
 Capital expenditures           (5,393,000)   (22,177,000)
Net cash provided by (used in)
  investing activities           3,491,000    (20,222,000)

Cash flows from financing
  activities:
 Net borrowings from revolving
   credit facility              17,300,000     24,500,000
 Repayment of senior notes     (18,750,000)   (18,750,000)
 Proceeds from stock options
  exercised                        439,000        783,000
 Tax benefit from exercise of
  stock options                     97,000        216,000
 Purchase of common stock              -          (23,000)
Net cash provided by (used in)
  financing activities            (914,000)     6,726,000
Net increase in cash and cash
  equivalents                   28,650,000     15,645,000

Cash and cash equivalents -
  beginning of period            5,120,000      7,354,000

Cash and cash equivalents -
  end of period               $ 33,770,000     22,999,000

Supplemental disclosures
Cash paid during period for:
  Interest, net of amount
    capitalized                $ 3,793,000      4,226,000
  Income taxes                   1,926,000        302,000